Exhibit 99.2

Michael J. Sewell, CPA Chief Financial Officer, Senior Vice President and Treasurer RBC Capital Markets Financial Services Conference March 9, 2016 Nasdaq: CINF • This presentation contains forward-looking statements that involve risks and uncertainties. Please refer to our various filings with the U.S. Securities and Exchange Commission for factors that could cause results to materially differ from those discussed. • The forward-looking information in this presentation has been publicly disclosed, most recently on February 26, 2016, and should be considered to be effective only as of that date. Its inclusion in this document is not intended to be an update or reaffirmation of the forward-looking information as of any later date. • Reconciliations of non-GAAP measures are in our most recent quarterly earnings news release, which is available on the Investors page of our website cinfin.com. Copyright © 2016 Cincinnati Financial Corporation. All rights reserved. Do not reproduce or post online, in whole or in part, without written permission. 1

Strategy Overview • Competitive advantages: • Relationships leading to agents’ best accounts • Financial strength for stability and confidence • Local decision making and claims excellence • Other distinguishing factors: • 55 years of shareholder dividend increases • Common stocks for nearly one-third of investments • 27 years of favorable reserve development Performance Targets & Trends • 3.4% value creation ratio for full-year 2015 below target: 10% to 13% annual average for 2013 through 2017 – 5.5% negative effect from bond and stock portfolio valuation in 2015 – 10.1% five-year VCR average as of 12-31-15 • Operating performance drivers were on track for 2015: – 5% premium growth, exceeding estimated industry average – 91.1% combined ratio, better than 95% to 100% long-term target – 10 consecutive quarters of investment income growth • Ranked #1 or #2 in ~75% of agencies appointed 5+ years • Improving through strategic profit and growth initiatives Copyright © 2016 Cincinnati Financial Corporation. All rights reserved. Do not reproduce or post online, in whole or in part, without written permission. 2

8.0% Five-Year CAGR Property Casualty Net Written Premiums for 2011-2015 Steadily Increase Share of Agency Business Market share per agency reporting location by year appointed 16.5% 8.4% 5.2% 0.8% 1 year or less 2-5 years 6-10 years 10 years or more Based on 2014 standard market P&C agency written premiums (Excludes excess and surplus lines) Invest for Income and Capital Appreciation Portfolio mix as of 09-30-15 Investment income growth 2.8% Common Stocks 33% Bonds 67% Common Stocks 17% Bonds 83% -1.5% Industry* Cincinnati Cincinnati Actual 2015 Industry** Projected 2016 *Industry portfolio mix = U.S. Property Casualty excluding Cincinnati and Berkshire Hathaway (Source: SNL, statutory accounting basis) **Industry = U.S. Property Casualty estimated by A.M. Best at 02-18-16; Cincinnati growth shown only for property casualty segments Copyright © 2016 Cincinnati Financial Corporation. All rights reserved. Do not reproduce or post online, in whole or in part, without written permission. 3

Property Casualty Reserves Favorable Development for 27 Consecutive Years Values shown are carried loss and loss expense reserves net of reinsurance Vertical bar represents reasonably likely range Reserve range at 12-31-15 Low end $4,125 In millions High end $4,507 Carried at 67th percentile $4,379 $4,156 $3,905 $3,942 $3,813 Calendar year development (Favorable) ($285) ($396) ($147) ($98) ($184) 2011 2012 2013 2014 2015 Why Invest in Cincinnati Financial • Potential for stock price appreciation based on long-term potential growth of earnings and book value • Clear strategy for profitable growth, proven record of execution • History of increasing dividend, attractive current yield • Solid capital position, high-quality balance sheet Copyright © 2016 Cincinnati Financial Corporation. All rights reserved. Do not reproduce or post online, in whole or in part, without written permission. 4